Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
HP INC.
(A Delaware Corporation)

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office. The registered office of HP Inc. (“HP”) will be fixed in the Certificate of Incorporation of HP.
1.2 Other Offices. HP may at any time establish branch or subordinate offices at any place or places where HP is qualified to do business.
ARTICLE II

MEETINGS OF STOCKHOLDERS
2.1 Place of Meetings. Meetings of stockholders will be held at any place within or outside the State of Delaware designated by the Board of Directors of HP (the “Board of Directors” or the “Board”). In lieu of holding a stockholders’ meeting at a designated place, the Board of Directors, in its sole discretion, may determine that any stockholders’ meeting may be held solely by means of remote communication. In the absence of any such designation, stockholders’ meetings will be held at the principal executive office of HP.
2.2 Annual Meeting.
(a) The annual meeting of stockholders will be held each year on a date and at a time designated by the Board of Directors or its delegate. At the meeting, directors will be elected, and any other proper business may be transacted.
(b) At an annual meeting of the stockholders, only such nominations for director will be made and only such other business will be conducted as will have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (iii) otherwise properly brought before the meeting by a stockholder of record at the time of giving notice provided for in these Bylaws and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.2, or (iv) by an Eligible Stockholder pursuant to Section 2.2(h). For the avoidance of doubt, the foregoing clauses (iii) and (iv) shall be the exclusive means for a stockholder to make nominations and the foregoing clause (iii) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders (other than a proposal included in HP’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “1934 Act”)). All references in these Bylaws to a “stockholder,” “stockholder of record,” or “holder” are to a record holder of shares of capital stock of HP, that is, a holder whose name appears on the records of HP as registered owner of shares.
(c) For nominations or business (other than business brought pursuant to and in compliance with Rule 14a-8) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of HP and such other business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received by the secretary of HP at the principal executive offices of HP not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the annual meeting and (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. For purposes of this Section 2.2, (i) a “public announcement” will mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by HP with the Securities and Exchange Commission, or in a notice pursuant to the applicable rules of an exchange on which the securities of HP are listed, and (ii) “close of business” will mean 6:00 p.m. local time at the principal executive offices of HP on any calendar day, whether or not the day is a business day. In no event will an adjournment, or postponement (or the public announcement thereof) of an annual meeting of stockholders for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such annual meeting. Notwithstanding the foregoing, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in paragraph (h) of this Section 2.2 must be delivered to or mailed and received by the secretary of HP at the principal executive offices of HP not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting.
(d) A stockholder’s notice to the secretary will set forth as to each matter the stockholder proposes to bring before the annual meeting (other than a notice with respect to director nominations, which shall set forth the information, agreements and representations set forth in paragraph (f) of this Section 2.2): (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of HP, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder and the beneficial owner (within the meaning of Section 13(d) of the 1934 Act), if any, on whose behalf the business is being proposed, (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed and any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (a “control person”): (A) the name and address, as they appear on HP’s books, of the stockholder proposing such business, and the name and address of the beneficial owner and any control person, (B) the class and number of shares of HP which are owned of record by the stockholder, the beneficial owner and any control person as of the date of the notice, and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for the annual meeting of the class and number of shares of HP owned of record by the stockholder, the beneficial owner and any control person as of the record date for the meeting, and (C) a representation that the stockholder (or a qualified representative thereof) intends to appear at the meeting to propose such business, (D) a statement whether or not any such stockholder, beneficial owner, any control person or any other participant (used herein as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such proposal or business and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a statement (x) as to whether or not any such stockholder, beneficial owner or any control person intends, or is part of a group that intends, to deliver, or make available, a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of HP required under applicable law to carry the proposal or business and/or (y) whether or not any such stockholder, beneficial owner or any control person intends to otherwise solicit proxies from stockholders in support of such proposal or business, and (E) a certification regarding whether the stockholder, beneficial owner and any control person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s, beneficial owner’s or control person’s acquisition of shares of capital stock or other securities of HP and/or such stockholder’s, beneficial owner’s or control person’s acts or omissions as a stockholder or beneficial owner of HP, and (iii) as to the stockholder giving the notice (or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to the beneficial owner) and any control person: (A) the class and number of shares of HP which are beneficially owned by the stockholder or beneficial owner and any control person as of the date of the notice, and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for the meeting of the class and number of shares of HP beneficially owned by the stockholder or beneficial owner and any control person as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding (including the identities of the parties thereto) with respect to the business between or among the stockholder, beneficial owner, or any control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for the annual meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder, beneficial owner or any control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of shares of HP, or increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of HP, and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.
Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.2. The chair of the annual meeting may determine and declare, if the facts warrant, at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.2, and, if he or she should so determine, he or she will so declare at the meeting that any such business not properly brought before the meeting will not be transacted. Without limiting any remedy available to HP, a stockholder may not present a proposal at a meeting of stockholders, notwithstanding that proxies or votes in respect of such proposal may have been received by HP, if such stockholder, any beneficial owner or any control person acted contrary to any representation, certification or agreement required by this Section 2.2(d), otherwise failed to comply with this Section 2.2(d) (or with any law, rule or regulation identified herein) or provided false or misleading information to HP or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the proposal. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the secretary of HP at least five (5) business days prior to the stockholder meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.
Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for an annual meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act, and the foregoing notice requirements of this Section 2.2 will not apply to stockholders who have notified HP of their intention to present a stockholder proposal only pursuant to and in compliance with such regulations.
(e) Only persons who are nominated in accordance with the procedures set forth in this paragraph (e) and either the following paragraph (f) or paragraph (h) of this Section 2.2 will be eligible for election as directors. Nominations of persons for election to the Board of Directors of HP may be made at an annual meeting of stockholders, or at a special meeting of stockholders at which directors are to be elected pursuant to the notice for such meeting, (i) by or at the direction of the Board of Directors, (ii) by any stockholder of record at the time of giving notice provided for in these Bylaws and at the time of the stockholder meeting, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.2, or (iii) in the case of a stockholder-requested special meeting, by any stockholder of record of HP pursuant to Section 2.3(b). Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.3(b). Any stockholder, beneficial owner or control person directly or indirectly soliciting proxies from other stockholders shall use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(f) Nominations, other than those made by or at the direction of the Board of Directors, will be made pursuant to timely notice in writing to the secretary of HP in accordance with the time periods described in paragraph (c) of this Section 2.2 in the case of an annual meeting and paragraph (c) of Section 2.3 in the case of a special meeting. Such stockholder’s notice will set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of HP which are owned by such person, including shares beneficially owned and shares held of record, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected), (E) a written statement executed by such nominee acknowledging that, as a director of such corporation, such person will owe a fiduciary duty, under the General Corporation Law of the State of Delaware, exclusively to HP and its stockholders and, in furtherance thereof, a written representation and agreement that such person (v) is in compliance with and can satisfy the qualifications set forth in the third paragraph of Section 3.3 and HP’s Corporate Governance Guidelines, (w) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of HP, will act or vote on any issue or question that has not been disclosed to HP, (x) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than HP with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed to HP, (y) will comply with all HP corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other HP policies and guidelines applicable to directors, and (z) currently intends to serve as a director for the full term for which such person is standing for election and (F) all completed and signed questionnaires provided by HP, which will be provided within ten (10) days following a request therefor by a stockholder seeking to nominate the nominee(s); (ii) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made and any control person: (A) the name and address, as they appear on HP’s books, of the stockholder giving the notice, and the name and address of the beneficial owner and any control person, (B) the class and number of shares of HP which are owned of record by the stockholder, the beneficial owner and any control person as of the date of the notice, and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for the annual meeting of the class and number of shares of HP owned of record by the stockholder, the beneficial owner and any control person as of the record date for the meeting, (C) a representation that the stockholder (or a qualified representative thereof) intends to appear at the meeting to present the nomination, (D) a statement whether or not any such stockholder, beneficial owner, any control person or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination(s) and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a statement (x) confirming that the stockholder, beneficial owner, or any control person intends, or is part of a group that intends, to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than HP’s nominees in accordance with Rule 14a-19 under the 1934 Act, and/or (y) whether or not any such stockholder, beneficial owner or any control person intends to otherwise solicit proxies from stockholders in support of such nomination, and (E) a certification regarding whether the stockholder, beneficial owner and any control person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s, beneficial owner’s or control person’s acquisition of shares of capital stock or other securities of HP and/or such stockholder’s, beneficial owner’s or control person’s acts or omissions as a stockholder or beneficial owner of HP, and (iii) as to the stockholder giving the notice (or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made, as to the beneficial owner) and any control person: (A) the class and number of shares of HP which are beneficially owned by the stockholder or beneficial owner or any control person as of the date of the notice, and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for the meeting of the class and number of shares of HP beneficially owned by the stockholder or beneficial owner or any control person as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding (including the identities of the parties thereto) with respect to the nomination between or among the stockholder, beneficial owner or any control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for the annual meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder, beneficial owner, or any control person the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of shares of HP, or increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of HP, and the stockholder’s agreement to notify HP in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting. A stockholder must deliver to HP, no later than five (5) business days prior the applicable stockholder meeting, reasonable evidence that such stockholder, beneficial owner, if any, and/or control person, if any has complied with the applicable requirements of Rule 14a-19 under the 1934 Act. At the request of the Board of Directors or the chair of the Board of Directors, if any, any person nominated by a stockholder for election as a director will furnish to the secretary of HP that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee and such other information as HP may reasonably require to determine the eligibility of the proposed nominee to serve as a director of HP. No person (other than those nominated by or at the direction of the Board of Directors) will be eligible for election as a director of HP unless nominated in accordance with the procedures set forth in this paragraph (f) or Section 2.2(h).
Without limiting any remedy available to HP, a stockholder may not present nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies or votes in respect of such nomination may have been received by HP, if such stockholder, any beneficial owner, any control person or any nominee for director acted contrary to any representation, certification or agreement required by this Section 2.2(f), otherwise failed to comply with Section 2.2(e) or (f) (or with any law, rule or regulation identified therein) or provided false or misleading information to HP or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present the nomination.
(g) The chair of the meeting may determine and declare, if the facts warrant, at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and in such event the defective nomination will be disregarded.
(h) HP shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the requirements of this Section 2.2(h) (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 2.2(h) to have its nominee included in HP’s proxy materials pursuant to this Section 2.2(h).
For purposes of this Section 2.2(h), the “Required Information” that HP will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in HP’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below).
HP shall not be required to include, pursuant to this Section 2.2(h), any Stockholder Nominees in its proxy materials for any meeting of stockholders for which the secretary of HP receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.2(f) of these Bylaws.
The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in HP’s proxy materials pursuant to this Section 2.2(h) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in HP’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.2(h) may be delivered pursuant to Section 2.2(c) of these Bylaws, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.2(h) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in HP’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of HP each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to HP. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
For purposes of this Section 2.2(h), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of HP as to which the stockholder and the beneficial owner, if any, on whose behalf the Stockholder Nominee is being proposed, possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or beneficial owner or any of their respective affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or beneficial owner or any of their respective affiliates for any purposes or purchased by such stockholder or beneficial owner or any of their respective affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or beneficial owner or any of their respective affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of HP, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s, beneficial owner’s, or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder, beneficial owner, or affiliate. A stockholder and beneficial owner, if any, on whose behalf the Stockholder Nominee is proposed, shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder or beneficial owner, as applicable, retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s and beneficial owner’s ownership of shares shall be deemed to continue during any period in which the stockholder or beneficial owner, as applicable, has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or beneficial owner, as applicable. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
Whether outstanding shares of the common stock of HP are “owned” for these purposes shall be determined by the Board of Directors.
An Eligible Stockholder and the beneficial owner, if any, on whose behalf the Stockholder Nominee is being proposed must have owned (as defined above) 3% or more of HP’s outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by HP in accordance with Section 2.2(c) of these Bylaws and the record date for determining stockholders entitled to vote at the annual meeting. Within the time period specified in Section 2.2(c) of these Bylaws for providing notice of a nomination in accordance with the procedures set forth in this Section 2.2(h), an Eligible Stockholder must provide the following information in writing to the secretary of HP: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by HP, the Eligible Stockholder and beneficial owner, if any, on whose behalf the Stockholder Nominee is proposed owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s and beneficial owner’s agreement to provide, within five (5)

business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s and beneficial owner’s continuous ownership of the Required Shares through the record date; (ii) the information required to be set forth in the stockholder’s notice of nomination pursuant to Section 2.2(f) of these Bylaws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as may be amended; (iv) a representation that the Eligible Stockholder and the beneficial owner, if any, on whose behalf the Stockholder Nominee is being proposed (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at HP, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.2(h), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by HP; and (v) an undertaking that the Eligible Stockholder and the beneficial owner, if any, on whose behalf the Stockholder Nominee is proposed agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s or beneficial owner’s communications with the stockholders of HP or out of the information that the Eligible Stockholder or beneficial owner provided to HP and (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting.
The Eligible Stockholder may provide to the secretary of HP, at the time the information required by this Section 2.2(h) is provided, a written statement for inclusion in HP’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.2(h), HP may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation.
Within the time period specified in Section 2.2(c) of these Bylaws for providing notice of a nomination in accordance with the procedures set forth in this Section 2.2(h), a Stockholder Nominee must deliver to the secretary of HP a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of HP, will act or vote on any issue or question that has not been disclosed to HP, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than HP with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to HP, and (iii) will comply with all HP corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other HP policies and guidelines applicable to directors. At the request of HP, the Stockholder Nominee must submit all completed and signed questionnaires required of HP directors and officers. HP may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of HP is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of HP’s directors. If the Board of Directors determines that the Stockholder Nominee is not independent under any of these standards, the Stockholder Nominee will not be eligible for inclusion in HP’s proxy materials.

Any Stockholder Nominee who is included in HP’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.2(h) for the next two annual meetings.
(i) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
(j) Notwithstanding the foregoing provisions of Sections 2.2 and 2.3, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to the matters set forth in Sections 2.2 and 2.3, and any failure to comply with such requirements shall be deemed a failure to comply with Section 2.2 or 2.3, as applicable. Nothing in the Bylaws shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in HP’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; or (ii) holders of any class or series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provision of the Certificate of Incorporation.
2.3 Special Meeting.
(a) A special meeting of the stockholders may be called at any time by the Board of Directors, or by any of the following persons with the concurrence of a majority of the Board of Directors: the chair of the Board of Directors, if any, or the chief executive officer or the secretary, but such special meetings may not be called by any other person or persons except as provided in paragraph (b) of this Section 2.3.
(b) A special meeting of stockholders shall be called by the Board of Directors upon written request to the secretary of one or more record holders who own (as defined below) shares of stock of HP representing in the aggregate not less than fifteen percent (15%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting. A request to the secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting and the information required in paragraph (d) or (f) of Section 2.2 of these Bylaws, as applicable. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request(s) to call the special meeting is received by the secretary from stockholders holding in the aggregate at least the requisite number of shares entitling the stockholders to request the calling of a special meeting. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) an item of business that is the same or substantially similar to that specified in the request (a “similar item”); (ii) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (iii) a similar item (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within 120 days preceding the earliest date of signature on the special meeting request (provided, that the removal of directors and the filling of the resulting vacancies shall be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders); or (iv) the special meeting request does not comply with the requirements of this Section 2.3(b). A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may decline to call or cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.
For purposes of this Section 2.3(b), a stockholder shall be deemed to “own” only those outstanding shares of common stock of HP as to which the stockholder possesses, as of both the date the written request for a special meeting, signed by the stockholder, is received by the secretary and the record date for determining stockholders entitled to vote at the special meeting, both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of HP, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall be deemed to own shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of HP are deemed to be owned for these purposes shall be determined by the Board of Directors.
(c) In the event a special meeting (other than a stockholder-requested special meeting) is called for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice for such meeting, if the stockholder’s notice required by paragraph (f) of Section 2.2 shall be delivered to the secretary of HP at the principal executive offices of HP not earlier than the close of business on the one hundred twentieth (120th) day prior to the special meeting nor later than the close of business on the later of: (i) the ninetieth (90th) day prior to the special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such special meeting.
(d) Only such business will be considered at a special meeting of stockholders as will have been stated in the notice for such meeting.
2.4 Organization. Meetings of stockholders shall be presided over by the chair of the Board of Directors, if any, or in his or her absence by a person designated by the Board of Directors, or, in the absence of a person so designated by the Board of Directors, by the chief executive officer, or in his or her absence by the chief financial officer, or in his or her absence by the secretary, if any, or in his or her absence by a chair chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat. The secretary, or in his or her absence, an assistant secretary, or, in the absence of the secretary and all assistant secretaries, a person whom the chair of the meeting will appoint will act as secretary of the meeting and keep a record of the proceedings thereof.
The Board of Directors will be entitled to make such rules or regulations for the conduct of meetings of stockholders as it will deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of HP and their duly authorized and constituted proxies, and such other persons as the chair will permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot, procedures (if any) requiring attendees to provide HP advance notice of their intent to attend the meeting and any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 under the 1934 Act. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders will not be required to be held in accordance with rules of parliamentary procedure.
2.5 Notice of Stockholders’ Meetings. All notices of meetings of stockholders will be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice will specify the place (if any), date, and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting and, in the case of a special meeting, the purpose or purposes of the meeting. Any previously scheduled meeting of the stockholders may be postponed, and, except for meetings of stockholders called by the Board of Directors pursuant to paragraph (b) of Section 2.3 of these Bylaws (which meetings may be cancelled only on the terms provided in paragraph (b) of Section 2.3 of these Bylaws) or if the Certificate of Incorporation otherwise provides, any meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
2.6 Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders may be given by U.S. mail (postage prepaid), courier service or by electronic mail, or by other means of electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware. Notice shall be deemed given in accordance with Section 232 of the General Corporation Law of the State of Delaware.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent or mailing agent of HP giving the notice, will be prima facie evidence of the giving of such notice or report.
2.7 Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chair of the meeting or (ii) the stockholders by the affirmative vote of the holders of a majority of the voting power stock present in person or represented by proxy at the meeting entitled to vote thereon, will have power to adjourn the meeting from time to time in accordance with Section 2.8 until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the outstanding stock present in person or represented by proxy entitled to vote thereon will decide any matter properly brought before such meeting, unless (i) the matter is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a different number or voting by classes is required, in which case such express provision will govern and control the decision of the matter, or (ii) the matter is brought pursuant to the rules of an exchange upon which the securities of HP are listed, in which case such rules will determine the vote required.
If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.8 Adjourned Meeting; Notice. Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (i) the chair of the meeting or (ii) the stockholders by the affirmative vote of the holders of a majority of the voting power of the stock represented at the meeting, either in person or by proxy, and entitled to vote thereon. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these Bylaws. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 222 of the General Corporation Law of the State of Delaware. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days, then notice of the adjourned meeting will be given. Notice of any such adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these Bylaws. At any adjourned meeting HP may transact any business which might have been transacted at the original meeting.
2.9 Voting. The stockholders entitled to vote at any meeting of stockholders will be determined in accordance with the provisions of Section 2.12 of these Bylaws.

Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or as required by law, each stockholder will be entitled to one vote for each share of capital stock registered in such stockholder’s name on the books of HP on the record date fixed for determination of stockholders entitled to vote at such meeting.
Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting part or all of such stockholder’s remaining shares or, except when the matter is the election of directors and plurality voting applies, may vote part or all of them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s vote is with respect to all shares which the stockholder is entitled to vote.
2.10 Validation of Meetings; Waiver of Notice; Consent. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, will be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy.
Attendance by a person at a meeting also will constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.
2.11 Action by Written Consent. Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of HP must be effected at a duly called annual or special meeting of stockholders of HP and may not be effected by any consent in writing by such stockholders.
2.12 Record Date for Stockholder Notice; Voting; Giving Consents. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix a record date, which will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and will not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of HP after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.
If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.
The record date for any other purpose will be as provided in Section 8.1 of these Bylaws.
2.13 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy, which may be in the form of a facsimile or other means of electronic transmission, signed by the person and submitted to the secretary of HP or HP’s proxy solicitor, but no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by submitting another duly executed proxy bearing a later date with the secretary.
A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by HP.
2.14 Inspectors of Election. Before any meeting of stockholders, the Board of Directors will appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors will be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chair of the meeting may, and upon the request of any stockholder or a stockholder’s proxy will, appoint a person to fill that vacancy.
Such inspectors will:
(a) ascertain the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and determine the shares represented at a meeting and the validity of proxies and ballots;
(b) count all votes and ballots;
(c) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(d) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.
The inspectors of election will perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
2.15 Delivery to HP. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to HP or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), HP shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.
2.16 Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:
(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) HP will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) HP will implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholder, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, HP or its agent will maintain a record of such vote or other action.
ARTICLE III
DIRECTORS
3.1 Powers. Subject to the provisions of the General Corporation Law of the State of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of HP will be managed and will be exercised by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of HP and do all such lawful acts and things as are not by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
3.2 Number. The Board of Directors shall consist of a total of twelve (12) authorized directorships. In accordance with Section A of Article VI of the Certificate of Incorporation, the number of directors may be changed from time to time by an amendment to the Bylaws duly adopted by the stockholders or by the Board of Directors, provided that the authorized number of directors will not be less than eight (8) nor more than seventeen (17).
3.3 Election, Qualifications and Term of Office of Directors. Except as provided in Section 3.4 of these Bylaws, at each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the succeeding annual meeting of stockholders after their election, with each director to hold office until such director’s successor will have been duly elected and qualified or until his or her earlier resignation or removal.
Directors need not be stockholders unless so required by the Certificate of Incorporation or by these Bylaws, wherein other qualifications for directors may be prescribed.
To be qualified to serve as a director of HP and to be eligible to be a nominee for election or reelection as a director of HP, as of the date HP first mails to stockholder its notice of meeting for the meeting at which such person has been nominated for election or reelection (for purposes of this paragraph, the “notice date”), a person (i) must not have been an officer or director of a company that is a competitor of HP within the three years preceding the notice date; (ii) must not be serving as a director at more than four other public companies as of the notice date; and (iii) must not be a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the notice date and, within the ten years preceding such date, must not have been convicted in such a criminal proceeding. Notwithstanding the foregoing, in the case of a director elected to fill a vacancy or newly created directorship pursuant to Section 3.4 of these Bylaws, the relevant time frames for assessing whether a nominee meets the foregoing qualifications shall be determined by reference to the date on which such nominee is elected as a director. For purposes of clause (i) above, a “competitor” of HP is any company engaged in any business or other activities that are competitive with any aspect of HP’s business to an extent that is more than de minimis, as determined by the Board of Directors.
Election of directors at all meetings of the stockholders at which directors are to be elected will be by ballot.
Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and cast in the election of directors at any meeting of stockholders for which (i) the secretary of HP receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice or proxy access requirements for stockholder nominees for director set forth in Section 2.2 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date HP first mails its notice of meeting for such meeting to the stockholders. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.
3.4 Resignation and Vacancies. Any director may resign effective upon giving notice in writing or by electronic transmission to the chair of the Board of Directors, if any, the chief executive officer, the secretary or the entire Board of Directors, unless the notice specifies a later time for that resignation to become effective; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. If the resignation of a director is effective at a future time, the Board of Directors, including such resigning director, may elect a successor to take office when the resignation becomes effective. Acceptance of such resignation shall not be necessary to make it effective, unless so specified therein.
Unless otherwise provided in the Certificate of Incorporation or by these Bylaws, vacancies on the Board of Directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the voting power of shares represented and entitled to vote thereon and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected will hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified or until his or her earlier resignation or removal.
Unless otherwise provided in the Certificate of Incorporation or these Bylaws:
(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Any directors chosen pursuant to this Section 3.4 will hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor will have been duly elected and qualified or until such director’s earlier resignation or removal.
If at any time, by reason of death or resignation or other cause, HP should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of the State of Delaware.
If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election will be governed by the provisions of Section 211 of the General Corporation Law of the State of Delaware as far as applicable.
3.5 Removal. Unless otherwise restricted by statute or by the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
3.6 Place of Meetings; Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place (if any) within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings will be held at any place (if any) within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of HP. Special meetings of the Board of Directors may be held at any place (if any) within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of HP.
Any meeting, regular or special, may be held by conference telephone or other communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.
3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.
3.8 Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chair of the Board of Directors, if any, or in the absence of a chair by the lead independent director, if any, or by the chief executive officer, the secretary or a majority of the members of the Board of Directors then in office.
The person or persons authorized to call special meetings of the Board of Directors may fix the place (if any) and time of the meetings. The chair of the Board of Directors, if any, the chief executive officer, secretary or any assistant secretary or their delegates will give notice of any special meeting to each director personally or by telephone, mail, express mail, courier service, or electronic transmission, postage or charges prepaid. If the notice is by mail, such notice will be deposited in the United States mail at least four (4) days prior to the time set for such meeting. If the notice is by express mail or courier service, such notice will be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours prior to the time set for such meeting. If the notice is by facsimile transmission, electronic mail or other means of electronic transmission, such notice will be deemed adequately delivered when the notice is transmitted a reasonable time (which need not be more than twenty-four (24) hours and may be less depending on the circumstances) prior to the time set for such meeting. If the notice is by telephone or by hand delivery, such notice will be deemed adequately delivered when the notice is given a reasonable time (which need not be more than twenty-four (24) hours and may be less depending on the circumstances) prior to the time set for such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. If the meeting is to be held at the principal executive office of HP, the notice need not specify the place of the meeting. Moreover, a notice of meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a meeting.
3.9 Quorum. A majority of the authorized number of directors will constitute a quorum for the transaction of business, except to fill vacancies in the Board of Directors as provided in Section 3.4 or to adjourn as provided in Section 3.11 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present will be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.
3.10 Waiver of Notice. Whenever notice is required to be given under the any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws, a written waiver, signed by director, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission.
3.11 Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
3.12 Notice of Adjournment. Notice of the time and place (if any) of holding an adjourned meeting need not be given if announced unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place (if any) of the adjourned meeting will be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.
3.13 Board Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors individually or collectively provide written or electronic consent to that action; provided, however, that, if such consent is effected by electronic transmission, such electronic transmission was authorized by the director. Such action by written consent will have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof will be filed with the minutes of the proceedings of the Board of Directors.
3.14 Organization. Meetings of the Board of Directors will be presided over by the chair of the Board of Directors, if any. In his or her absence, the lead independent director, if any, will preside over meetings of the Board of Directors. In the absence of the chair of the Board of Directors and the lead independent director, a majority of the directors present at the meeting, assuming a quorum, will designate a president pro tem of the meeting who, if any such person be present, will be a chair of a committee of the Board of Directors and who will preside at the meeting. The secretary, or in his or her absence the assistant secretary, will act as secretary of the meeting, but in the absence of such persons the chair of the meeting may appoint any person to act as secretary of the meeting.
3.15 Chair of the Board of Directors. The chair of the Board of Directors will, if present, preside, at meetings of the Board of Directors and stockholders, and may call meetings of the Board of Directors and also of the stockholders to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chair of the Board of Directors may deem proper. The chair of the Board of Directors will report to the Board of Directors and will exercise and perform such other duties as may from time to time be agreed to by the Board of Directors. The Board of Directors may appoint HP's chief executive officer to simultaneously serve as the chair of the Board of Directors, and in such case will appoint a lead independent director who will exercise and perform such duties as may from time to time be agreed to by the Board of Directors.
3.16 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.16 will not be construed to preclude any director from serving HP in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.
3.17 Executive Session. It is the intent of the Board of Directors that the members of the Board of Directors who are not employees of HP will confer in executive session at least three (3) times per year. Such directors may confer in additional executive sessions from time to time throughout the year, as determined by a majority of such directors. The executive sessions shall be presided over by an independent chair of the Board of Directors, if any, as determined by HP's independence standards, or, if the chair of the Board of Directors is not independent, by a lead independent director, selected by a majority of such independent directors, as determined by HP’s independence standards.
ARTICLE IV
COMMITTEES
4.1 Committees of Directors. The Board of Directors may designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, unless limited by resolution of the Board of Directors or any applicable laws or listing standards, will have all the authority of the Board of Directors, but no such committee will have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) that expressly requires the approval of the stockholders under the General Corporation Law of the State of Delaware or (ii) adopt, amend or repeal any Bylaw of HP.
4.2 Meetings and Action of Committees. Meetings and actions of committees will be governed by, and held and taken in accordance with, the following provisions of Article III of these Bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and Section 3.13 (action by written consent), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.
4.3 Executive Committee. In the event that the Board of Directors appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary have not been given by the Board of Directors, will have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of HP (except as provided in Section 4.1 hereof) in such manner as the executive committee may deem in the best interests of HP.
ARTICLE V
OFFICERS
5.1 Officers. The officers of HP shall consist at a minimum of a chief executive officer and a secretary, each of whom shall be appointed by the Board of Directors. Except as set forth in Section 5.2 of these Bylaws, the Board of Directors or the chief executive officer may appoint other officers of HP and confer such offices and titles on any such other officers as the Board of Directors or the chief executive officer, as applicable, determines appropriate (“Other Officers”). Other Officers may include, but need not be limited to, one or more presidents, executive vice presidents, senior vice presidents, and vice presidents, a controller, a treasurer, and one or more assistant controllers, assistant treasurers, assistant secretaries, or other assistant officers, or the functional equivalent of any of the foregoing. Officers will be appointed in such manner and hold their offices for such terms as the Board of Directors (or, if appointed by the chief executive officer, the Board of Directors or the chief executive officer) may prescribe. One person may hold any number of offices. Each officer shall hold office until their successor is elected and qualified or until such officer’s earlier resignation or removal.
5.2 Section 16 Officers. Any person who is appointed to fill a position or office designated by the Board of Directors as within the scope of Section 16a-1(f) of the 1934 Act (“Section 16 Officers”) shall be appointed by the Board of Directors. Section 16 Officers will be appointed in such manner and hold their offices for such terms as the Board of Directors may prescribe. Except in the case of the chief executive officer, the compensation of any Section 16 Officer shall be determined by the HR and Compensation Committee of the Board of Directors. The compensation of the chief executive officer shall be determined by the independent directors of the Board of Directors, acting at a meeting at which a quorum of the independent directors is present.
5.3 Removal; Suspension; and Resignation of Officers; Vacancies. Any officer of HP may be removed or suspended at any time at the pleasure of the Board of Directors or the chief executive officer. Any officer may resign at any time upon written or electronic notice to HP without prejudice to the rights, if any, of HP under any contract to which the officer is a party. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs in any office of HP the Board of

Directors (or if permitted by Section 5.1 of these Bylaws, the chief executive officer) may appoint a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.
5.4 Powers and Duties of Chief Executive Officer. The powers and duties of the chief executive officer are:
(a) To have and provide general supervision, direction, and control of HP’s business and affairs and its officers;
(b) To call meetings of the Board of Directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chief executive officer deems proper;
(c) To affix the signature of HP to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing (“Contracts”) which have been authorized by the Board of Directors or which, in the judgment of the chief executive officer, should be executed on behalf of HP;
(d) To delegate the power to affix the signature of HP to Contracts to Other Officers of HP; and
(e) To have such other powers and be subject to such other duties as the Board of Directors may from time to time prescribe.
In case of the disability or death of the chief executive officer, the Board of Directors will meet promptly to confer the powers of the chief executive officer on another elected officer. Until the Board of Directors takes such action, the chief financial officer will exercise all the powers and perform all the duties of the chief executive officer.
5.5 Powers and Duties of Secretary. The powers and duties of the secretary are to affix the signature of HP to all Contracts, unless otherwise limited by the Board of Directors, the chief executive officer, an officer to whom the secretary reports, or HP policy; keep full and complete records of the proceedings of the Board of Directors and its committees and any meetings of the stockholders; keep the seal of HP, and affix the same to all instruments which may require it; have custody of and maintain HP’s stockholder records; and to exercise such other powers and perform such other duties as may from time to time be granted or assigned by the Board of Directors. Any action or duty required to be performed by the secretary may be performed by an assistant secretary, if one has been duly appointed.
5.6 Powers and Duties of Other Officers and Section 16 Officers. The powers and duties of the Other Officers appointed pursuant to Section 5.1 and Section 16 Officers appointed pursuant to Section 5.2 of these Bylaws are to affix the signature of HP to all Contracts, unless otherwise limited by the Board of Directors, the chief executive officer, an officer to whom such Other Officer or Section 16 Officer reports, or HP policy; and such other powers and duties as may be stated in these Bylaws, granted or prescribed by the Board of Directors or the chief executive officer; and as generally pertain to their offices.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER AGENTS
6.1 Indemnification of Directors and Officers. HP will indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of HP (or any predecessor) or is or was serving at the request of HP (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including service with respect to employee benefit plans maintained or sponsored by HP (or any predecessor), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the third paragraph of this Section 6.1, HP will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors; and provided further, that, notwithstanding anything herein to the contrary, and except as required by Section 145(c)(1) of the General Corporation Law of the State of Delaware, no such person shall be entitled to indemnification pursuant to this Article VI unless such person has satisfied the applicable standards of conduct set forth in Section 145(a) or Section 145(b) of the General Corporation Law of the State of Delaware. The right to indemnification conferred in this Section 6.1 will be a contract right and, in accordance with and subject to the provisions of Section 6.4, will include the right to be paid by HP the expenses incurred in defending any such proceeding in advance of its final disposition.
To obtain indemnification under this Section 6.1, a claimant will submit to the secretary of HP a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto will be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board of Directors by a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum or (B) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which will be delivered to the claimant, or (C) by a majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, or (D) if a majority of the Disinterested Directors so direct, by the stockholders of HP. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Board of Directors will select Independent Counsel unless there has occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” (as hereinafter defined), in which case the claimant will select Independent Counsel unless the claimant requests that the Board of

Directors makes such selection. If it is so determined that the claimant is entitled to indemnification, HP will pay within ten (10) days after such determination.
If HP does not pay in full a claim for indemnification under this Section 6.1 or for advancement of expenses pursuant to Section 6.4 within thirty (30) days after a written claim pursuant to the preceding paragraph of this Section 6.1 or Section 6.4, as applicable, has been received by HP, the claimant may at any time thereafter bring suit against HP to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to HP) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for HP to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on HP. Neither the failure of HP (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by HP (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
If a determination is made pursuant to this Section 6.1 that the claimant is entitled to indemnification, HP will be bound by such determination in any judicial proceeding commenced pursuant to the preceding paragraph of this Section 6.1. HP will be precluded from asserting in any judicial proceeding commenced pursuant to the third paragraph of this Section 6.1 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and will stipulate in such proceeding that HP is bound by all the provisions of this Article VI.
6.2 Indemnification of Others. HP will have the power, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, to indemnify each of its employees and agents (other than present and former directors and officers, who may be, for the avoidance of doubt, entitled to indemnification pursuant to Section 6.1 of this Article VI) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred or suffered in connection with any proceeding, and to advance expenses incurred thereby in defending any proceeding (in advance of its final disposition), arising by reason of the fact that such person is or was an employee or agent of HP. For purposes of this Section 6.2, an “employee” or “agent” of HP (other than a director or officer) includes any person (i) who is or was an employee or agent of HP, (ii) who is or was serving at the request of HP as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of HP or of another enterprise at the request of such predecessor corporation. To obtain indemnification or advancement under this Section 6.2, a claimant will submit to the secretary of HP a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant will be granted indemnification or advancement.
6.3 Insurance. HP may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of HP, or is or was serving at the request of HP as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not HP would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

6.4 Expenses. HP will advance to any current or former director or officer of HP, or to any person who is or was serving at the request of HP (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), and may advance to any employee or agent of HP (as defined in Section 6.2), prior to the final disposition of the proceeding, all expenses reasonably incurred by any such person in connection with defending such proceeding, upon receipt of a request therefor and an undertaking by or on behalf of such person to repay such amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise, such advances to be paid by HP within twenty (20) days after the receipt by HP of a statement or statements from the claimant requesting such advance or advances from time to time. Notwithstanding the foregoing, HP will not be required to advance expenses in connection with any proceeding (or part thereof) initiated by any person unless the proceeding was authorized in advance by the Board of Directors of HP.
Notwithstanding the foregoing, HP will not advance or continue to advance expenses to any person (except by reason of the fact that such person is or was a director of HP in which event this paragraph will not apply) in any proceeding if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of Disinterested Directors, even though less than a quorum (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion or (iii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted (x) in bad faith or (y) in a manner that such person did not believe to be (A) in the best interest of HP or (B) not opposed to the best interests of HP.
6.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. HP is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of the State of Delaware.
6.6 Survival of Rights. The rights conferred on any person by this Article VI will continue as to a person who has ceased to be a director, officer, employee or other agent and will inure to the benefit of the heirs, executors and administrators of such a person.
6.7 Amendments. Any repeal or modification of this Article VI will only be prospective and will not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of HP.
6.8 Severability. If any provision or provisions of this Article VI will be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.9 Notice. Any notice, request or other communication required or permitted to be given to HP under this Article VI will be in writing and either delivered in person or sent by confirmed telecopy, electronic mail, overnight mail or courier service, or certified or registered mail, postage or charges prepaid, return copy requested, to the secretary of HP and will be effective only upon receipt by the secretary.
6.10 Definitions. For the purpose of this Article VI, a “Change of Control” will mean:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of HP (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of HP entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”). Notwithstanding the foregoing, for purposes of this part (a), the following acquisitions will not constitute a Change of Control: (i) any acquisition directly from HP or any acquisition from other stockholders where (A) such acquisition was approved in advance by the Board of Directors of HP, and (B) such acquisition would not constitute a Change of Control under the first sentence of part (a) of this definition, (ii) any acquisition by HP, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by HP or any corporation controlled by HP, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of the second sentence of part (a) of this definition; or
(b) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or
(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HP (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding HP Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of HP resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns HP or all or substantially all of HP’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding HP Common Stock and Outstanding HP Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of HP or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of HP resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(d) approval by the stockholders of a complete liquidation or dissolution of HP
(e) For purposes of this Bylaw:
“Disinterested Director” will mean a director of HP who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
“Independent Counsel” will mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and will include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either HP or the claimant in an action to determine the claimant’s rights under this Article VI.
ARTICLE VII
RECORDS AND REPORTS
7.1 Maintenance and Inspection of Records. HP will, either at its principal executive office or at such place or places as designated by the Board of Directors or the secretary, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.
Any stockholder of record or beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, in person or by attorney or other agent, will, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose HP’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. In every instance where the stockholder is other than a record holder of stock in HP, the demand under oath will state the person’s status as a stockholder, be accompanied by documentary evidence of beneficial ownership of the stock and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose will mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath will be directed to HP at its registered office in Delaware or to the secretary of HP at HP’s principal place of business. For purposes of this Section 7.1, “under oath” will include statements the declarant affirms to be true under penalty of perjury under the laws of the United States or any state thereof.
7.2 Inspection by Directors. Any director will have the right to examine HP’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The burden of proof will be upon HP to establish that the inspection such director seeks is for an improper purpose. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order HP to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 Representation of Shares of Other Corporations. The chief executive officer or any other officer of HP who serves on the board of directors of another entity at the request of or with the approval of HP or who is otherwise duly authorized may vote, represent, and exercise on behalf of HP all rights incident to any and all shares or other equity interest of any other entity or corporations standing in the name of HP; provided, however, that the granting of any proxy in connection with an annual meeting of stockholders of any such entity that is not wholly owned, directly or indirectly, by HP will be subject to prior review by the secretary or assistant secretary of HP, and, provided further, that the granting of any proxy in connection with an annual meeting of stockholders of any entity in which an HP employee benefit plan is a stockholder will be determined by the Investment Review Committee of HP or its delegate. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by such person having the authority.
ARTICLE VIII
GENERAL MATTERS
8.1 Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix a record date, which will not be more than sixty (60) days before any such action, and which record date will not precede the date upon which the resolution fixing the record date is adopted. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of HP after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law.
If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the applicable resolution.
8.2 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors or its delegate will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to HP, and only the persons so authorized will sign or endorse those instruments.
8.3 Corporate Contracts and Instruments; How Executed. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of HP; such authority may be general or confined to specific instances.
8.4 Fiscal Year. The fiscal year of HP will begin on the first day of November of each year and end on the last day of October of the following year.
8.5 Stock. There will be issued to each holder of fully paid shares of the capital stock of HP a certificate or certificates for such shares or such shares may be issued in uncertificated form in accordance with the General Corporation Law of the State of Delaware. Every holder of shares of HP that are represented by certificates will be entitled to have a certificate signed by, or in the name of HP by any two authorized officers of HP, including, without limitation, the chief executive officer, the chief financial officer and the secretary of HP, and any president, assistant treasurer, or assistant secretary of HP, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by HP with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
8.6 Special Designation. If HP is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate that HP will issue to represent such class or series of stock or, in the case of uncertificated shares, will be included in each statement with respect to such shares that may be sent to the stockholder; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of any certificate that HP has issued to represent such class or series of stock or, in the case of uncertificated shares, there may be included in each statement with respect to such shares that may be sent to the stockholder, a statement that HP will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
8.7 Lost Certificates. HP, directly or through its transfer or exchange agent, may issue a new share certificate or new certificate or uncertificated shares in place of a certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and HP, directly or through its transfer or exchange agent, may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give HP a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or the issuance of uncertificated shares to be issued in place of a certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as appropriate.
8.8 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware will govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
8.9 Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 8.8, is contrary to or inconsistent with any applicable provisions of law, will not apply so long as such provisions of law remain in effect, but such result will not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.
8.10 Notices. Except as otherwise provided in Section 232 of the General Corporation Law of the State of Delaware, any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a carrier for transmission, or actually transmitted by the person giving the notice by facsimile, electronic mail or other electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
8.11 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
8.12 Stockholder Rights Plan. HP will seek stockholder approval prior to its adoption of a Rights Plan, unless the Board of Directors, in the exercise of its fiduciary duties, determines that, under the circumstances existing at the time, it is in the best interests of the stockholders of HP to adopt or extend a Rights Plan without delay. If a Rights Plan is adopted or extended by the Board of Directors without prior stockholder approval, such plan must provide that it will expire unless ratified by the stockholders of HP within one year of adoption. For purposes of this bylaw, the term “Rights Plan” refers generally to any plan providing for the distribution of preferred stock, rights, warrants, options or debt instruments to the stockholders of HP, designed to assist the Board of Directors in responding to unsolicited takeover proposals and significant stock accumulations in a manner that facilitates the exercise of the Board of Directors’ fiduciary responsibilities to stockholders of HP by conferring certain rights on them upon the occurrence of a “triggering event” such as a tender offer or third party acquisition of a specified percentage of stock.
8.13 Forum for Adjudication of Disputes. Unless a majority of the Board of Directors, acting on behalf of HP, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of HP, (b) any action that is based upon a breach of a fiduciary duty owed by any current or former director, officer or other employee of HP to HP or HP’s stockholders, (c) any action asserting a claim against HP or any of its current or former directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time), (d) any action asserting a claim against HP or any of its current or former directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, or (e) any other action asserting an internal corporate claim, as defined in Section 115 of the General Corporation Law of the State of Delaware shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. If any action the subject matter of which is within the scope of this Section 8.13 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 8.13 (an “Enforcement Action”) and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of HP shall be deemed to have notice of and consented to the provisions of this Section.

ARTICLE IX

AMENDMENTS
The Bylaws of HP may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that HP may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal these Bylaws upon the directors; and, provided further, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article II and Article VI of these Bylaws except as otherwise provided by law. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, amendment or deletion of (or the adoption of any provision inconsistent with) all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 6.1 and 6.4 of these Bylaws or this Article IX by the stockholders of HP will require the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon.
Amended and restated effective April 22, 2024.
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